EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File Nos. 33-45793 and 333-02831) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233, 333-00575 and 333-03245) of
Tribune Company of our report dated June 21, 1996 appearing on page 2 of Exhibit 99 to Tribune Company's Annual Report on Form 10-K, filed with this Form 10-K/A.




/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP






Chicago, Illinois
June 25, 1996